Exhibit 99.1

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RYVYL Announces Preliminary Third Quarter 2023 Revenues Grew 60% Year-over-Year to a Quarterly Record $17.0 million.

Management to Host Third Quarter 2023 Financial Results Conference Call on Monday, November 13, 2023

SAN DIEGO, CA – October 26, 2023 – RYVYL Inc. (NASDAQ: RVYL) ("RYVYL” or the "Company"), a leading innovator of payment transaction solutions leveraging proprietary blockchain ledger and electronic token technology for the diverse international markets, announced today that it expects third quarter 2023 revenues to grow 60% compared to third quarter 2022 revenues to a new company quarterly record of $17.0 million.

RYVYL expects to report full third quarter 2023 financial results on Monday, November 13, 2023 after the market close. Company management will host a conference call at 4:30 p.m. Eastern Time on Monday, November 13, 2023 to discuss RYVYL’s financial results for the third quarter ended September 30, 2023, provide a corporate update and which will end with a question and answer session. To participate, please use the following information and submit your questions in writing prior to the call at RVYL@mzgroup.us.

Q3 2023 Conference Call and Webcast
Date: November 13, 2023
Time: 4:30 p.m. Eastern Time
US Dial In: 1-844-826-3035
International Dial In: 1-412-317-5195

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1639337&tp_key=8d9f96cede

Call me: Link

Please dial in at least 10 minutes before the start of the call to ensure timely participation. Participants can use Guest dial-in #s above and be answered by an operator OR click the Call me™ link for instant telephone access to the event and enter pass code 9364099. The Call me™ link will be made active 15 minutes prior to scheduled start time.

A replay of the call will be available through January 13, 2023, by calling 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally and entering access ID 10183517. An archived version of the webcast will also be available for 90 days on the IR section of the RYVYL website or by clicking the webcast link above.

About RYVYL

RYVYL Inc. (NASDAQ: RVYL) was born from a passion for empowering a new way to conduct business-to-business, consumer-to-business, and peer-to-peer payment transactions around the globe. By leveraging proprietary blockchain ledger and electronic token technology for the diverse international markets, RYVYL is a leading innovator of payment transaction solutions reinventing the future of financial transactions. Since its founding as GreenBox POS. in 2017 in San Diego, RYVYL has developed applications enabling an end-to-end suite of turnkey financial products with enhanced security and data privacy, world-class identity theft protection, and rapid speed to settlement. As a result, the platform can log immense volumes of immutable transactional records at the speed of the internet for first-tier partners, merchants, and consumers around the globe. www.ryvyl.com

Cautionary Note Regarding Forward-Looking Statements.

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements are based on the Company's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding the timing of the filing of the aforementioned periodic reports. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements, including the risk that the completion and filing of the aforementioned periodic reports will take longer than expected and that additional information may become known prior to the expected filing of the aforementioned periodic reports with the SEC. Other risk factors affecting the Company are discussed in detail in the Company's filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Disclaimer Regarding Financial Information

The financial information presented in this press release is based on preliminary, unaudited financial statements prepared by management, for the quarter ended September 30, 2023. Accordingly, such financial information may be subject to change. All information contained in this press release will be qualified with reference to the unaudited financial results for the quarter ended September 30, 2023, which is expected to be released on or before [November 13, 2023], and will be posted on www.SEC.gov. While the Company does not expect there to be any material changes to the financial information provided in this press release, any variation between the Company’s actual results and the preliminary financial information set forth herein may be material.

Investor Relations Contact
Mark Schwalenberg
MZ Group - MZ North America
312-261-6430
RVYL@mzgroup.us
www.mzgroup.us